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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A
                                 AMENDMENT NO. 2

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                            ------------------------

                            ATMOS ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

         Texas and Virginia                              75-1743247
(State of Incorporation or Organization)       (IRS Employer Identification No.)

                            1800 Three Lincoln Centre
                      5430 LBJ Freeway, Dallas, Texas 75240
               (Address of Principal Executive Offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
N/A (if applicable).

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class          Name of Each Exchange on Which
        To Be So Registered          Each Class is to be Registered
        -------------------          ------------------------------
        Common Stock                 New York Stock Exchange
        Purchase Rights

Securities to be registered pursuant to Section 12(g) of the Act:   None


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Item 1.  Description of Registrant's Securities to be Registered.

         On February 13, 2002, the Company and EquiServe Trust Company, N.A., as Rights Agent, executed the Second Amendment to the Rights Agreement, dated as of November 12, 1997, between the Company and the Rights Agent. The purpose of this amendment was to convert the Agreement from a full common share rights plan to a fractional common share rights plan. A more complete description of the Second Amendment may be found in Item 5 of Form 10-Q for the quarter ended December 31, 2001, filed with the Commission on February 14, 2002, which is incorporated herein by reference.

Item 2. Exhibits.

*        1        Rights Agreement dated as of November 12, 1997 between the
                  Company and BankBoston, N.A. as Rights Agent, which includes as Exhibit A thereto the Form of Rights Certificate and as Exhibit B thereto the Summary of the Rights Agreement
                  (incorporated by reference to Exhibit 4.1 of Form 8-K dated
                  November 12, 1997).

*        2        First Amendment to Rights Agreement, dated as of August 11,
                  1999, between Atmos Energy Corporation and BankBoston, N.A. as
                  Rights Agent (incorporated by reference to Exhibit 2 of Form
                  8-A12B/A dated August 12, 1999).

*        3        Second Amendment to Rights Agreement, dated as of February
                  13, 2002, between Atmos Energy Corporation and EquiServe Trust
                  Company, N.A.(successor to BankBoston, N.A.) as Rights Agent
                  (incorporated by reference to Exhibit 4 of Form 10-Q for quarter ended December 31, 2001).

*        Previously filed.

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                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.

                                            ATMOS ENERGY CORPORATION
                                                  (Registrant)



DATE:  February 15, 2002                    By:  /s/ LOUIS P. GREGORY
                                                 -------------------------------
                                                 Louis P. Gregory
                                                 Senior Vice President and
                                                 General Counsel